Exhibit 22.1

POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints James J. Scardino, the true and lawful attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, to sign on his behalf as a director or officer or both, as the case may be, of Majestic Capital, Ltd. on Annual Report on Form 10-K for the fiscal year ended December 31, 2010 under the Securities Exchange Act of 1934, as amended, and to sign any or all amendments thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could in person, hereby ratifying and confirming all that said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Date	Signature

April 21, 2011	/s/ James J. Scardino
James J. Scardino

April 21, 2011	/s/ Daniel G. Hickey, Sr.
Daniel G. Hickey, Sr.

April 21, 2011	/s/ David M. Birsner
David M. Birsner

April 21, 2011	/s/ Keith S. Hynes
Keith S. Hynes

April 21, 2011	/s/ Charles I. Johnston
Charles I. Johnston

April 21, 2011	/s/ Philip J. Magnarella
Philip J. Magnarella

April 21, 2011	/s/ Salvatore A. Patafio
Salvatore A. Patafio

April 21, 2011	/s/ Louis Rosner
Louis Rosner